                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-85451) of PXRE Group Ltd. (Successor Registrant of PXRE Corporation) of our report dated February 12, 2001 relating to the financial statements which appear on page F-1 of this Form 10-K. We also consent to the incorporation by reference of our report dated February 12, 2001 relating to the Financial Statement Schedules, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS

Hamilton, Bermuda
March 29, 2001